UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 12, 2011

AVID TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-21174 (Commission File Number)	04-2977748 (IRS Employer Identification No.)
75 Network Drive, Burlington, Massachusetts (Address of Principal Executive Offices)	01803 (Zip Code)
Registrant's telephone number, including area code: (978) 640-6789

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 12, 2011, the Board of Directors of Avid Technology, Inc. (the “Company”) determined that the Company’s 2012 annual meeting of stockholders will be held on May 15, 2012 in Burlington, Massachusetts.  The record date for determining stockholders entitled to vote at the meeting will be March 19, 2012.  The date of the 2012 annual meeting will be more than 25 days, but less than 30 days, prior to the anniversary of the 2011 annual meeting.

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholders may present proposals for inclusion in the Company’s proxy statement for the 2012 annual meeting by submitting their proposals to the Company not less than 120 calendar days before the date of the Company's proxy statement released to stockholders in connection with the 2011 annual meeting.  In order for a proposal under Rule 14a-8 to be considered timely, it must be received by the Company on or prior to December 23, 2011 at the Company’s principal executive offices at 75 Network Drive, Burlington, Massachusetts 01803 and be directed to the attention of the Company’s Secretary.  All stockholder proposals must be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement for the 2012 annual meeting.

Under the Company’s bylaws, if a stockholder intends to present a proposal at the Company’s 2012 annual meeting, but not include that proposal in the Company’s proxy statement, the proposal must be submitted to the Company’s Secretary at the Company’s principal executive offices at 75 Network Drive, Burlington, Massachusetts 01803 no later than December 26, 2011.  The Company’s by-laws specify requirements relating to the content of the notice that stockholders must provide.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID TECHNOLOGY, INC.
(Registrant)
Date: December 16, 2011	By:	/s/ Jason Duva
Jason Duva Vice President, General Counsel and Corporate Secretary